3rd Quarter Fiscal 2025 Earnings Presentation Exhibit 99.2

Safe-Harbor Statement © 2025 Lindsay Corporation This presentation contains forward-looking statements that are subject to risks and uncertainties, and which reflect management’s current beliefs and estimates of future economic circumstances, industry conditions, Company performance, financial results and planned financing. You can find a discussion of many of these risks and uncertainties in the annual, quarterly and current reports that the Company files with the Securities and Exchange Commission. Investors should understand that a number of factors could cause future economic and industry conditions and the Company’s actual financial condition and results of operations to differ materially from management’s beliefs expressed in the forward-looking statements contained in this presentation. These factors include those outlined in the “Risk Factors” section of the Company’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission, and investors are urged to review these factors when considering the forward-looking statements contained in this presentation. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. For additional financial statement information, please see the Company’s earnings release dated June 26, 2025.

© 2025 Lindsay Corporation Key Highlights International irrigation revenues increase 60 percent led by project volume in the Middle East and North Africa (MENA) region North America irrigation revenues increase slightly despite challenging market dynamics Infrastructure revenues increase 6 percent on higher sales volume of road safety products Operating income increase of 19 percent driven by revenue growth and solid operational execution

Third Quarter Summary © 2025 Lindsay Corporation Revenues increased $30.3 million, or 22 percent, compared to the prior year Irrigation increased $28.9 million Infrastructure increased $1.4 million Operating income increased $3.9 million, or 19 percent, compared to the prior year Diluted earnings per share decreased $0.07 per share, or 4 percent, compared to the prior year Prior year included recognition of a one-time income tax credit of $0.44 per share +22% +19% -4% Revenue Operating Income (with operating margin) Diluted EPS

Irrigation – Current Market Factors In February, the USDA estimated 2025 U.S. net farm income to be $180.1 billion, an increase of 29 percent from 2024 U.S. net farm income of $139.1 billion The projected increase is based mainly on higher government support payments Cash receipts for crops are projected to decline by 2 percent A March USDA report showed 53 percent of U.S. corn areas in some phase of drought (compared to 24 percent in 2024) Tariff and global trade questions create uncertainty in the market The Brazil market is showing signs of improvement A beneficiary of U.S. / China trade policies Interest rates and credit availability are inhibitors to growth Project opportunities in developing international markets continue to be robust, driven by secular megatrends of food security and water conservation © 2025 Lindsay Corporation

Irrigation Segment – Third Quarter Summary © 2025 Lindsay Corporation North America revenue of $69.1 million increased 1 percent Unit sales volume comparable to the prior year Average selling prices were up slightly compared to the prior year Revenue unfavorably impacted by slightly shorter machines Unit sales volume breakdown by category: Replacement 53%, Conversion 27%, Dryland 20% International revenue of $74.7 million increased 60 percent Higher revenues related to the large project in the MENA region Higher unit sales volumes in Brazil and other parts of South America Unfavorable effects of foreign currency translation of $2.5 million Operating income of $27.2 million increased 39 percent Increase resulted primarily from higher revenues and improved operating margin from the positive leverage of fixed operating expenses. Larger percentage of international project revenues resulted in some dilution to operating margin compared to the prior year Revenue +39% +25% Operating Income (with operating margin) 6 $ in millions

Infrastructure – Current Market Factors Infrastructure Investment and Jobs Act (IIJA) funding includes $110 billion in incremental federal funding for roads, bridges, and other transportation projects Inflation on material prices and labor costs have offset some of the impact of incremental funding Through May 2025, 56 percent of the IIJA funds have been committed to the states, and 36 percent of the funds have been reimbursed to the states The value of state and local government contract awards increased 9 percent year to date versus 2024 driven by bridges, tunnels and the rail sector The Road Zipper project pipeline continues to be actively managed; however, the timing of individual projects remains challenging to predict © 2025 Lindsay Corporation

Infrastructure Segment – Third Quarter Summary © 2025 Lindsay Corporation Revenue of $25.7 million increased 6 percent Higher sales volume of road safety products Road Zipper System™ sales and lease revenues were comparable to the prior year Operating income of $5.4 million decreased 14 percent Lower operating income and operating margin resulted primarily from a less favorable margin mix of Road Zipper™ revenues compared to the prior year Revenue -14% Operating Income (with operating margin) +6% $ in millions

© 2025 Lindsay Corporation Ample Liquidity to Execute Capital Allocation Priorities $261M Available liquidity Current Liquidity 0.9x Gross Debt to EBITDA leverage Substantial Room to add Leverage No Near-Term Debt Maturities $115M Total Debt Matures in 2030

Capital Allocation Priorities © 2025 Lindsay Corporation Working capital to support sales growth New product development Capacity and productivity investments Align with strategic growth priorities Leverage or add to existing capabilities Deliver return on invested capital Increase annual dividends Opportunistic share repurchase Support Growth and Profitability of Current Businesses Acquisitions Return Capital to Shareholders

Innovation Leadership: Addressing Global Megatrends © 2025 Lindsay Corporation Capitalizing on global megatrends Megatrends Innovation Leadership Innovative sustainable solutions for growers across the globe Mobilizing global populations safely and sustainably Food Security Water Scarcity Land Availability Aging Infrastructure Mobility Safety Increased Safety Standards

Strong Commitment to Sustainable Practices © 2025 Lindsay Corporation Our mission is to conserve natural resources, expand our world’s potential, and enhance the quality of life for people. Investing in sustainable technologies Improving our operational footprint Empowering and protecting our people Engaging in our local communities Operating with integrity

Appendix © 2025 Lindsay Corporation

U.S. Corn Prices Source: Trading Economics © 2025 Lindsay Corporation USD/BU

U.S. Soybean Prices © 2025 Lindsay Corporation USD/BU Source: Trading Economics

United States Drought Condition Source: US Drought Monitor, June 2024/2025 2024 2025 © 2025 Lindsay Corporation

Soybean Cash Price Index – Brazil Source:Cepea © 2025 Lindsay Corporation 2023 2024 2025 R$/bag

Brazil Central Bank Interest Rate Source: Trading Economics| Banco Central do Brasil © 2025 Lindsay Corporation Percent